UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2018

Kewaunee Scientific Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-5286	38-0715562
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2700 West Front Street

Statesville, NC 28677

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (704) 873-7202

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

(a)    On March 15, 2018, Kewaunee Scientific Corporation (the “Company”) entered into a Fourth Amendment to Credit and Security Agreement and Second Amendment to Revolving Line of Credit Note (the “Amendment”) with Wells Fargo Bank, National Association (the “Bank”). Pursuant to the Amendment: (i) the expiration date of the line of credit contained in the Credit and Security Agreement, dated as of May 6, 2013, as amended, between the Company and the Bank, and the Revolving Line of Credit Note made by the Company and dated as of May 6, 2013, was extended from May 1, 2018 to March 1, 2021; (ii) an unused fee payable to the Bank at a rate of 0.10% per annum on the average daily balance of the line of credit which is undisbursed and uncancelled in each quarter was added; and (iii) the total liabilities to tangible net worth ratio covenant was replaced with a Senior Funded Debt to EBITDA ratio covenant of 2.50 to 1.00.

A copy of the Amendment is attached hereto as Exhibit 10 and is incorporated herein by reference. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Amendment.

The Amendment has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about the Company. Such information can be found elsewhere in other public filings we have made with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

Item 9.01.	Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Description

10	Fourth Amendment to Credit and Security Agreement and Second Amendment to Revolving Line of Credit Note dated as of March 12, 2018

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    March 16, 2018

Kewaunee Scientific Corporation

By:	/s/ Thomas D. Hull III
Thomas D. Hull III
Vice President, Finance and Chief Financial Officer

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